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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use of our report dated January 24, 2001, except for Note 18, which is dated April 11, 2001, on the consolidated financial statements of Macatawa Bank Corporation as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000, included within the Registration Statement on Form S-2 and Prospectus of Macatawa Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.

                                          /s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan
May 7, 2001